Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 28, 2023 with respect to the consolidated financial statements of Immuron Limited (and its subsidiaries) included in the Annual Report on Form 20-F for the year ended June 30, 2023, which are incorporated by reference in this registration statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON AUDIT PTY LTD

Melbourne, Australia

July 2, 2024